UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2019

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On January 9, 2019 (the “Resignation Date”), effective immediately, Tae Jong Lee resigned as the Executive Vice President and General Manager of the Foundry Services Group of MagnaChip Semiconductor Corporation (the “Company”) and from all other positions with the Company and its subsidiaries.

Mr. Lee entered into a separation agreement dated as of January 9, 2019 (the “Separation Agreement”) with the Company and the Company’s Korean subsidiary MagnaChip Semiconductor, Ltd. (“MSK”). The Separation Agreement provides for a separation payment of an aggregate of KRW 350,000,000 to be paid in two installments of KRW 175,000,000 each (provided that, if a change of control of the Company occurs within three months of the Resignation Date, the second installment will be KRW 525,000,000) with the first installment to be paid within 14 days of the Resignation Date and the second installment to be paid on the first anniversary of the Resignation Date, with each payment contingent on Mr. Lee’s compliance with the terms and conditions of the Separation Agreement (the “Separation Payment”). The Separation Payment will be made in lieu of the base-salary based cash severance payment under the Severance Agreement, dated November 3, 2015, among Mr. Lee, MSK and the Company (the “Severance Agreement”), a copy of which has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on February 22, 2018. All other material terms of the Severance Agreement remain in full force and effect. Under the Separation Agreement, Mr. Lee is additionally: (i) prohibited from owning any equity interest (excluding passive equity interests of not more than five percent), or working or otherwise providing services to, any business anywhere in the world that competes with any of the businesses of the Company for 12 months following his departure, (ii) prohibited from soliciting Company employees, consultants, customers or suppliers for 36 months following his departure, (iii) obligated to keep Company information confidential, and (iv) prohibited from disparaging the Company and its related parties. In connection with the Separation Agreement, Mr. Lee has also entered into a release whereby Mr. Lee will release all claims he may have against the Company, MSK or their respective affiliates, representatives and other related parties in exchange for the Separation Payment and the other applicable severance benefits set forth in the Severance Agreement.

Effective January 9, 2019, Young-Joon Kim, Chief Executive Officer of the Company, will serve as acting General Manager of the Foundry Services Group of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: January 11, 2019	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary